Exhibit 99.2
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
ISSUES PRESS RELEASE
ATLANTA, GA (October 21, 2010) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), said the Company added over $9,000,000 to capital so far this year, with a $14,000,000 increase in Tier 1 regulatory capital, because of continued improvement in credit quality and earnings for five consecutive quarters. Therefore, the Company has elected not to pursue its proposed stock offering.
The Company reiterated that it plans to build out its footprint in Atlanta and the Southeast.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank, the oldest and largest community bank headquartered in Atlanta, and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
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